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                                                                     EXHIBIT 4.3


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                        PACIFICAMERICA MONEY CENTER, INC.

                          SUBSCRIBER WARRANT AGREEMENT

                        Dated as of ____________ __, 1996

                              ____________________










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                          SUBSCRIBER WARRANT AGREEMENT

                  THIS SUBSCRIBER WARRANT AGREEMENT (the "Agreement"), dated as of ___________ __, 1996, is made and entered into by and between PACIFICAMERICA MONEY CENTER, INC., a Delaware corporation (the "Corporation"), and U.S. Stock Transfer Corporation ("Warrant Agent").

                  WHEREAS, in connection with a restructuring plan (the "Restructuring Plan") between the Corporation and Presidential Mortgage Company, a California limited partnership (the "Partnership"), and a rights offering (the "Rights Offering") of Common Stock by the Corporation, the Corporation has agreed to issue one warrant ("Warrants") for every five shares of Common Stock purchased by subscribers in the Rights Offering;

                  WHEREAS, the Corporation desires to provide for the issuance of certificates representing the Warrants; and

                  WHEREAS, the Corporation desires to appoint the Warrant Agent in connection with issuance, registration, transfer and exchange of certificates representing the Warrants ("Certificates") and the exercise of the Warrants;

                  NOW, THEREFORE, the Corporation and the Warrant Agent hereby agree as follows with respect to the terms and provisions of the Warrants and the Certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of the Certificates representing the Warrants and the Warrant Agent:

                  SECTION 1. WARRANTS, TRANSFERABILITY AND FORM OF
WARRANTS.

                           1.1      Warrants. Each Warrant shall initially
entitle the person in whose name any Certificate representing the Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 2 hereof (the "Registered Holder") of a Warrant Certificate representing such Warrant to purchase one share of the Corporation's common stock, par value $.01 per share ("Common Stock"). The shares of Common Stock purchasable upon exercise of the Warrants, as may be adjusted from time to time as set forth herein, are hereinafter referred to as the "Warrant Stock."

                           1.2      Registration. All Warrants shall be numbered
and shall be registered on the books of the Warrant Agent when issued.

                           1.3      Form of Warrants. The text of the Warrants
and of the form of election to purchase Warrant Stock shall be substantially as set forth in Exhibit A attached hereto. The Warrants shall be executed on behalf of the Corporation by its Chief Executive Officer or its President and attested to by its


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
Chief Financial Officer or its Secretary. A Warrant bearing the signature of an individual who was at any time the proper officer of the Corporation shall bind the Corporation, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement or at any time thereafter.

                                    The Warrants shall be dated as of the date
of signature thereof by the Corporation either upon initial issuance or upon division, exchange, substitution or transfer.

                  SECTION 2.  EXCHANGE AND REGISTRATION OF TRANSFER.

                           2.1      Warrant Certificates may be exchanged for
other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its corporate office, and the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

                           2.2      The Warrant Agent shall keep, at such
office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

                           2.3      With respect to any Warrant Certificates
presented for registration of transfer, or for exchange or exercise, the subscription or assignment form, as the case may be, on the reverse thereof shall be duly endorsed or be accompanied by a written instrument or instruments of subscription or assignment, in form satisfactory to the Company and the Warrant Agent, duty executed by the Registered Holder thereof or his attorney duly authorized in writing.

                           2.4      No service charge shall be made for any
exchange or registration of transfer of Warrant Certificates. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                           2.5      All Warrant Certificates surrendered for
exercise or for exchange shall be promptly canceled by the Warrant Agent.

                           2.6      Prior to due presentment for registration or
transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the


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absolute owner thereof of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

                  SECTION 3.  TERM OF WARRANTS; EXERCISE OF WARRANTS.

                           3.1      Subject to the terms of this Agreement, the
Warrantholder shall have the right, at any time from June __, 1996 until 5:00 p.m. Pacific Time on June __, 1998, to purchase from the Corporation up to the number of fully paid and nonassessable shares of Warrant Stock to which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Corporation, at its principal office, of the Certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly completed and executed, and upon payment to the Corporation of the Warrant Price (as defined in and determined in accordance with the provisions of this Section 3 and Sections 7 and 8 hereof) for the number of shares of Warrant Stock in respect of which such Warrants are then exercised.

                           3.2      Payment of the Warrant Price shall be made
in cash, by certified or official bank check in Los Angeles Clearing House funds (next day funds), or any combination thereof.

                           3.3      Upon surrender of the Warrants and payment
of the Warrant Price as aforesaid, the Corporation shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder, and in such name or names as the Warrantholder may designate (provided that any designee is a permitted transferee as described in Section
1.3 hereof), Certificates for the number of full shares of Warrant Stock so purchased upon such exercise of the Warrant, together with cash, as provided in
Section 9 hereof, in respect of any fractional shares otherwise issuable upon such surrender. Such Certificate or Certificates, to the extent permitted by law, shall be deemed to have been issued and any person so designated to be named therein shall be defined to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the Certificate or Certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Corporation shall then be closed. The Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a Warrant is exercised in respect of less than all of the shares of Warrant Stock specified therein at any time prior to the Termination Date, a new Warrant evidencing the remaining shares of the Warrant Stock purchasable by such Warrantholders hereunder shall be issued by the Corporation to such Warrantholders.


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                  SECTION 4. VALIDITY; PAYMENT OF TAXES. All securities
delivered upon exercise of a Warrant shall be duly and validly issued and non-assessable. The Corporation shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants and the shares of Warrant Stock issuable upon the exercise of the Warrants; provided, however, the Corporation shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants or the Warrant Stock.

                  SECTION 5. MUTILATED OR MISSING WARRANTS. In case the Certificate or Certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Certificate or Certificates, or in lieu of and substitution for the Certificate or Certificates lost, stolen or destroyed, a new Warrant Certificate or Certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction of such Certificate.

                  SECTION 6. RESERVATION OF SHARES. The Corporation represents and warrants to the Warrantholder that there has been reserved, and the Corporation shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. Every transfer agent for the Common Stock and other securities of the Corporation issuable upon the exercise of the Warrants shall be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Corporation shall keep a copy of this Agreement on file with every transfer agent for the Common Stock and other securities of the Corporation issuable upon the exercise of the Warrants. The Corporation shall supply every such transfer agent with duly executed stock and other Certificates, as appropriate, for such purpose and shall provide or otherwise make available any cash which may be payable in lieu of the issuance of fractional shares, as provided in Section 9 hereof.

                  SECTION 7. WARRANT PRICE. The price per share at which shares of Warrant Stock shall be purchasable upon the exercise of the Warrants shall be $12.50, subject to adjustment pursuant to Section 8 hereof (as so adjusted from time to time, the "Warrant Price").

                  SECTION 8. ADJUSTMENTS OF NUMBER OF SHARES OF WARRANT STOCK AND WARRANT PRICE.

                           8.1      Adjustment of Purchase Price.

                                    (a)      Except as hereinafter provided, in
the event the Corporation shall, at any time or from time to time


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after the date hereof, sell any shares of Common Stock for a consideration per share less than the Purchase Price or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price for the Warrants in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (A) the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the Purchase Price in effect immediately prior to such Change of Shares, and (y) the consideration, if any, received by the Corporation upon such sale, issuance, subdivision or combination by (B) the total number of shares of Common Stock outstanding immediately after such Change of Shares; provided, however, that in no event shall the Purchase Price be adjusted pursuant to this computation to an amount in excess of the Purchase Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock.

                           For the purposes of any adjustment to be made in
accordance with this Section 8.1(a) the following provisions shall be applicable:

                           (i)      In case of the issuance or sale of shares of
Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Corporation shall be (i) the subscription price, if shares of Common Stock are offered by the Corporation for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Corporation for such securities, in any other case.

                           (ii)     In case of the issuance or sale (otherwise
than as a dividend or other distribution on any stock of the Corporation, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash or as part of a unit, the amount of the consideration therefor other than cash deemed to have been received by the Corporation or the amount received per share as part of a unit shall be the value of such consideration as


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determined in good faith by the Board of Directors of the Corporation on the basis of a record of values of similar property, services or securities.

                           (iii)    Shares of Common Stock issuable by way of
dividend or other distribution on any stock of the Corporation shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                           (iv)     The reclassification of securities of the
Corporation other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in Section 8.1(a)(ii) hereof.

                           (v)      The number of shares of Common Stock at any
one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

                  (b) Upon each adjustment of the Purchase Price pursuant to this Section 8, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Purchase Price.

                  8.2 Adjustments for Options, etc. In case the Corporation shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section 8.1(a) hereof and as provided below) less than the Purchase Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Purchase Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of
Section 8.1(a) hereof, provided that:


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                           (a)      The aggregate maximum number of shares of
Common Stock, as the case may be, issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Corporation for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (a) (and for the purposes of Section 8.1(a)(v) hereof) shall be reduced by the number of shares as to which options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

                           (b)      The aggregate maximum number of shares of
Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Corporation for such securities, plus the minimum consideration, if any, receivable by the Corporation upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (b) (and for the purposes of Section 8.1(a)(v) hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

                           (c)      If any change shall occur in the price per
share provided for in any of the options, rights or warrants referred to in
Section 8.2(a) hereof, or in the price per share


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or ratio at which the securities referred to in Section 8.2(b) hereof are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Corporation shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

                           (d)      In case of any reclassification or change of
outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with a subsidiary in which merger the Corporation is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Corporation, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the Corporate Office of the Warrant Agent a statement signed by its Chairman of the Board, President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Sections 8.1 and 8.2 hereof. The above provisions of this Section 8.2(d) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                           (e)      Irrespective of any adjustments or changes
in the Warrant Price or the number of shares of Common Stock or Warrants purchasable upon exercise of the Warrants, no changes shall be necessary to the face of the Warrant Certificates theretofore and thereafter issued.


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                           (f)      After each adjustment of the Purchase Price
and the Warrant Exercise Price pursuant to this Section 8, the Corporation will promptly prepare a certificate signed by the Chairman of the Board, President, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth: (i) the Purchase Price and Warrant Exercise Price, as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Corporation will promptly file such certificate with the Warrant Agent and the Corporation's tansfer agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Corporation failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                           (g)      No adjustment of the Purchase Price shall be
made as a result of or in connection with (i) the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof, (ii) the issuance or sale of shares of Common Stock upon the exercise of any "incentive stock options" (as such term is defined in the Internal Revenue Code of 1986, as amended), or any non-qualified stock options to non-employee directors or consultants of the Corporation pursuant to the Corporation's 1995 Stock Option Plan, whether or not such options were outstanding on the date hereof, or (iii) the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than ten cents ($.10); provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least ten cents ($. 10). In addition, Registered Holders shall not be entitled to cash dividends paid by the Corporation prior to the exercise of any Warrant or Warrants held by them.

                  8.3 Adjustment of Warrant Price. Upon each adjustment of the Purchase Price pursuant to this Section 8, the Warrant Price shall be adjusted by multiplying the number of Warrants immediately prior to such adjustment by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Purchase Price. Upon any exercise of this Warrant, the Warrants issued shall reflect all


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anti-dilution changes made in such Warrants since the Warrant Agreement for the
Warrants was entered into.

                  8.4 Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Corporation with or merger of the Corporation into another corporation or other entity or in case of any sale, lease, conveyance or other transfer to another corporation, person or other entity of the property, assets or business of the Corporation as an entirety or substantially as an entirety, the Corporation or such successor or purchasing corporation, person or other entity, as the case may be, shall execute with the Warrantholder, and the agreements governing such consolidation, merger, sale, lease, conveyance or other transfer shall require such execution of, an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such event, upon exercise of the Warrants, to receive the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, lease, conveyance or other transfer had the Warrants (and each underlying security) been exercised immediately prior to such action. The Corporation shall promptly mail to each Warrantholder by first class mail, postage prepaid, notice of the execution of any such agreement. In the event of a merger described in
Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Corporation is the surviving corporation, the right to purchase shares of Warrant Stock under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this Section 8.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8 hereof, and shall provide for terms and provisions at least as favorable to the Warrantholder as those contained in this Agreement. The provisions of this Section 8.4 shall similarly apply to successive consolidations, mergers, sales, leases, conveyances or other transfers.

                  8.5 Par Value of Shares of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each share of Warrant Stock below the then par value per share, if any, of the Warrant Stock issuable upon exercise of the Warrants, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Warrant Stock upon exercise of the Warrants.


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         SECTION 9. FRACTIONAL SHARES; CURRENT MARKET PRICE. The Corporation
shall not be required to issue fractional shares of Common Stock on the exercise of a Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 9, be issuable upon the exercise of a Warrant (or specified portion thereof), the Corporation shall in lieu thereof pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded on the Nasdaq National Market ("NNM") or on a national securities exchange, as will be the case upon the issuance of the Warrant, the per share closing price of the Common Stock in the NNM or on the principal stock exchange on which it is listed, as the case may be, on the date of exercise of the Warrant or, with respect to any adjustment pursuant to
Section 8.1 hereof, on the date immediately preceding the announcement of the event causing such adjustment or (ii) if the Common Stock is traded in the over-the-counter market and no longer traded in the NNM or on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the thirty (30) consecutive trading days immediately preceding the date in question, as reported by The Nasdaq Small Cap Market (or an equivalent generally accepted reporting service if quotations are not reported on The Nasdaq Small Cap Market). The closing price referred to in clause (i) above shall be the last reported sale price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NNM or on the principal stock exchange on which the Common Stock is then listed. For purposes of clause (ii) above, if trading in the Common Stock is not reported by The Nasdaq Small Cap Market, the bid price referred to in said clause shall be the lowest bid price as reported in the Nasdaq Electronic Bulletin Board or, if not reported thereon, as reported in the "pink sheets" published by National Quotation Bureau, Incorporated, and, if such Common Stock is not so reported, shall be the price of a share of Common Stock determined by the Corporation's Board of Directors in good faith.

         SECTION 10. NO RIGHTS AS STOCKHOLDER; NOTICES TO WARRANTHOLDER. Except as expressly provided herein, nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Corporation, including the right to vote, receive dividends or subscription rights, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Corporation or any other matter. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

                           10.1     any action which would require an adjustment
pursuant to Section 8 hereof;


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                           10.2     an issuance by the Corporation of rights,
options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, containing the right to subscribe for or purchase Common Stock; or

                           10.3     a dissolution, liquidation or winding up of
the Corporation (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed;

then the Corporation shall give notice in writing of such event to the Warrantholders, as provided in Section 13 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

         SECTION 11.  CONCERNING THE WARRANT AGENT.

                  11.1 The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Corporation, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and non-assessable.

                  11.2 The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Corporation to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or
(iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct.

                  11.3 The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the

Corporation) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

                  11.4 Any notice, statement, instruction, request, direction, order or demand of the Corporation shall be sufficiently evidenced by an instrument signed by the Chairman of the Board of Directors, President or any Vice President (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

                  11.5 The Corporation agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; the Corporation further agrees to indemnify the Warrant Agent and hold it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's gross negligence or willful misconduct.

                  11.6 The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving thirty (30) days' prior written notice to the Corporation. At least fifteen (15) days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Corporation's expense. Upon such resignation the Corporation shall appoint in writing a new warrant agent. If the Corporation shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Corporation or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than ten million dollars ($10,000,000) or a stock transfer company reasonably acceptable to the Corporation. After acceptance in writing of such appointment by the new warrant agent is received by the Corporation, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the warrant agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Corporation and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment, the Corporation shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

                  11.7 Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any new warrant agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Corporation and to the Registered Holders of each Warrant Certificate.

                  11.8 The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Corporation and otherwise deal with the Corporation in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Corporation or for any other legal entity.

                  11.9 The Warrant Agent shall retain for a period of two (2) years from the date of exercise any Warrant Certificate received by it upon such exercise.

         Section 12. MODIFICATION OF AGREEMENT. The Warrant Agent and the Corporation may by supplemental agreement make any changes or corrections in this Agreement (a) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained, or (b) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders holding not less than sixty-six and two-thirds percent (66-2/3%) of the Warrants then outstanding; provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, and no change that increases the Purchase Price of any Warrant, other than such changes as are specifically set forth in this Agreement as originally executed, shall be made without the consent in writing of each Registered Holders affected by such change.

         SECTION 13. NOTICES. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed, delivered by hand or transmitted by any standard form of telecommunication. Notices to the Warrantholders shall be directed to each of them at their addresses as they appear on the books of the Warrant Agent. Notices to the Corporation shall be directed to the Corporation at 21031 Ventura Boulevard, Woodland Hills, California 91364, Attention: Joel R. Schultz, with a copy to Jeffer, Mangels, Butler & Marmaro LLP, 2121 Avenue of the Stars, Los Angles, California 90067 Attention: Catherine DeBono Holmes, Esq.

         SECTION 14. PARTIES. This Agreement shall inure solely to the benefit of and shall be binding upon, the Corporation the Warrant Agent and their respective successors, legal representatives and assigns.

         SECTION 15. MERGER OR CONSOLIDATION OF THE CORPORATION. The Corporation shall not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 8.4 hereof are complied with.

         SECTION 16. CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to conflict of laws principles thereof.

         SECTION 17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

         SECTION 18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto concerning the subject matter hereof and supersede all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                                      PACIFICAMERICA MONEY CENTER,
                                      INC.


                                      By:    ____________________________
                                             Name:
                                             Title:

U.S. STOCK TRANSFER CORPORATION

By:____________________________
Name:
Title:

                           WARRANT Certificate NO. __

                       WARRANT TO PURCHASE _______________
                             SHARES OF COMMON STOCK

                        PACIFICAMERICA MONEY CENTER, INC.

                           INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE

         This certifies that, for value received, ______________, the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from PACIFICAMERICA MONEY CENTER, INC. (the "Corporation"), at any time during the period commencing on the date hereof and before 5:00 p.m., Pacific time, on June __, 1998 (the "Expiration Date"), at the purchase price per share of Common Stock of $12.50 (the "Warrant Price"), _____________ shares of Common Stock of the Corporation (the "Warrant Stock "). The purchase price and number of shares of Common Stock of the Corporation purchasable upon exercise of each Warrant evidenced hereby shall be subject to adjustment from time to time as set forth in the Subscriber Warrant Agreement, dated as of ___________ __, 1996, by and between the Corporation and the Warrant Agent (the "Subscriber Warrant Agreement").

         The Warrants evidenced hereby represent the right to purchase an aggregate of up to _______________ shares of Warrant Stock (subject to adjustment as provided in the Subscriber Warrant Agreement) and are issued under and subject to the terms and provisions contained in the Subscriber Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents. A copy of the Subscriber Warrant Agreement is on file at the corporate office of the Corporation.

         The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided hereon) and simultaneous payment of the Warrant Price at the principal office of the Corporation. Payment of such price shall be made at the option of the Warrantholder in any manner allowed in the Subscriber Warrant Agreement.

         Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the shares of Warrant Stock as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Warrant Agent by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of shares of Warrant Stock as evidenced by the Warrant or Warrants exchanged. No fractional securities shall be issued upon the exercise of rights to purchase hereunder, but the

Corporation shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Warrant Agent in the manner and subject to the limitations set forth in the Warrant Agreement.

         This Warrant Certificate does not entitle any Warrantholder to any of the rights of a shareholder of the Corporation.

                                      PACIFICAMERICA MONEY CENTER,
                                      INC.


                                      By:    ____________________________
                                             Name:
                                             Title:

Dated: _____________ __, 1996

ATTEST:                [Seal]


_____________________________
Name:
Title:

                        PACIFICAMERICA MONEY CENTER, INC.
                                  PURCHASE FORM

PACIFICAMERICA MONEY CENTER, INC. (the "Corporation")
[21031 Ventura Boulevard
Woodland Hills, California  91364]
Attention:

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _________ shares of common stock of the Corporation (the "Warrant Stock") provided for therein, and requests that Certificates for the Warrant Stock be issued in the name of:

        ________________________________________________________________
         (Please print or Type Name, Address and Social Security Number)

        ________________________________________________________________

        ________________________________________________________________


and, if said number of shares of Warrant Stock shall not be all the Warrant Stock purchasable hereunder, that a new Warrant Certificate for the balance of the Warrant Stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his assignee as below indicated and delivered to the address stated below.

Dated:_________________

Name of Warrantholder
or Assignee:                                _________________________
                                                  (Please Print)

Address:                                    _________________________

                                            _________________________

Signature:                                  _________________________

Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:_____________________________

(Signature must be guaranteed by a bank, trust company or savings and loan association, having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrants)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the right to purchase ______________ shares of Warrant Stock represented by the within Warrant Certificate unto, and requests that a Certificate for such Warrant be issued in the name of:

           ___________________________________________________________
          (Name and Address of Assignee Must be Printed or Typewritten)

           ___________________________________________________________

           ___________________________________________________________

hereby irrevocably constituting and appointing _______________ as attorney to transfer said Warrants on the books of the Corporation, with full power of substitution in the premises and, if said number of shares of Warrant Stock shall not be all of the Warrant Stock purchasable under the within Warrant Certificate, that a new Warrant Certificate for the balance of the Warrant Stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder and delivered to such Warrantholder's address as then set forth on the Corporation's books.

Dated:_______________                            ______________________________
                                                 Signature of Registered Holder

Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:_____________________________

(Signature must be guaranteed by a bank, trust company or savings and loan association having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)